Exhibit 99.1

Investor Contact:

JD Alexander

Chief Executive Officer and President

239-226-2000

Troutman Agrees to Dismiss Shareholder Derivative Lawsuit Against Alexanders

Fort Myers, FL, April 2, 2012 – Alico, Inc. (NASDAQ: ALCO) (“Alico”), a land management company, today announced the settlement of the shareholder derivative action complaint. The shareholder derivative action complaint was originally filed by Baxter Troutman (“Troutman”) against John R. Alexander, Chairman of the Board of Directors and JD Alexander, Vice Chairman of the Board of Directors and Chief Executive Officer, (the “Alexanders”) which also named Alico as a nominal defendant. The settlement agreement (the “Agreement”) contains the following provisions:

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The Agreement and its terms and conditions are subject to approval by the Circuit Court of the 10th Judicial Circuit in Polk County, FL. A hearing to consider approval is scheduled for May 4, 2012 at 2:45 p.m.

•	Troutman shall file a notice of voluntary dismissal of the civil action against the Alexanders with prejudice. There were no inducements, promises or representations.

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Troutman and the Alexanders mutually release and discharge each other from all claims, rights, actions, obligations, liability or responsibility arising out of the commencement and prosecution of the civil action, except for any claims Alico may have against Troutman to be subrogated to the rights of the Alexanders to seek recovery of attorney fees and costs incurred in their defense.

About Alico, Inc.

Alico, headquartered in Fort Myers, FL, is a land management company operating in Central and Southwest Florida. Alico owns approximately 139,600 acres of land located in Collier, Glades, Hendry, Lee and Polk counties, Florida. Alico is involved in citrus, sugarcane, cattle and other agricultural operations and real estate activities. Alico’s mission is to grow its asset values through its agricultural and real estate activities to produce superior long-term returns for its shareholders. For more about Alico, Inc., visit www.alicoinc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Alico’s current expectations about future events and can be identified by terms such as “expect,” “may,” “anticipate,” “intend,” “should be,” “will be,” “is likely to,” “strive to,” and similar expressions referring to future periods.

Alico believes the expectations reflected in the forward-looking statements are reasonable but cannot guarantee future results, level of activity, performance or achievements. Actual results may differ materially from those expressed or implied in the forward-looking statements. Therefore, Alico cautions you against relying on any of these forward-looking statements. Factors which may cause future outcomes to differ materially from those foreseen in forward-looking statements include, but are not limited to: changes in laws, regulation and rules; weather conditions that affect production, transportation, storage, import and export of fresh product; increased pressure from disease, insects and other pests; disruption of water supplies or changes in water allocations; pricing and supply of raw materials and products; market responses to industry volume pressures; pricing and supply of energy; changes in interest exchange rates; availability of financing for land development activities; political changes and economic crises; international conflict; acts of terrorism; labor disruptions; inability to pay debt obligations; inability to engage in certain transactions due to restrictive covenants in debt instruments; government restrictions on land use; market and pricing risks due to concentrated ownership of stock. Other risks and uncertainties include those that are described in Alico’s SEC filings, which are available on the SEC’s website at http://www.sec.gov. Alico under takes no obligation to subsequently update or revise the forward-looking statements made in this press release, except as required by law.